EXHIBIT 99(c)

                       NOTICE OF GUARANTEED DELIVERY

                    FOR SHARES OF BENEFICIAL INTEREST OF

          FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS

            SUBSCRIBED FOR UNDER THE BASIC SUBSCRIPTION AND THE

                         OVERSUBSCRIPTION PRIVILEGE


     As set forth in the Prospectus, dated ______, 1999, as supplemented by the Prospectus Supplement, dated ________ __, 1999, of First Union Real Estate Equity and Mortgage Investments, this form, or one substantially equivalent hereto, may be used as a means of effecting subscription and payment for all of the Company's Shares of Beneficial Interest, $1.00 par value per share ("Common Shares"), subscribed for under the Basic Subscription and the Oversubscription Privilege, if time will not permit all required documents to reach National City Bank ("the Subscription Agent") prior to 5:00 p.m., Eastern Daylight Time, on _______, 1999, unless extended (as so extended, the "Expiration Time"). Such form may be delivered by hand or sent by facsimile transmission (for eligible institutions only), overnight courier or mail to the Subscription Agent.

                         THE SUBSCRIPTION AGENT IS:

                             NATIONAL CITY BANK


   By Regular Mail:      By Facsimile Transmission:    By Hand or Overnight
                                                             Courier:
  National City Bank,           216-252-9163            National City Bank,
  Subscription Agent     (for Eligible Institutions     Subscription Agent
    Corporate Trust                only)                  Corporate Trust
      Operations                                            Operations
    P.O. Box 94720          Confirm by Telephone      3rd Floor, North Annex
    Cleveland, Ohio             216-476-8936          4100 West 150th Street
      44101-4720        (for Facsimile Confirmation    Cleveland, Ohio 44135
                                   Only)

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A TELECOPY OR FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

The New York Stock Exchange member firm or bank or trust company which completes this form must communicate the guarantee and the number of Common Shares subscribed for (under both the Basic Subscription and the Oversubscription Privilege) to the Subscription Agent and must deliver this Notice of Guaranteed Delivery, guaranteeing delivery of (i) payment in full for all Common Shares subscribed for pursuant to the Basic Subscription and/or the Oversubscription in Privilege and (ii) a properly completed and signed copy of the Rights Certificate, to the Subscription Agent prior to the Expiration Time. Failure to do so will result in a forfeiture of the Rights.

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                                 GUARANTEE

     The undersigned, a member firm of the New York Stock Exchange or a bank or trust company, (i) guarantees delivery to the Subscription Agent by three (3) New York Stock Exchange trading days after the Expiration Time of
(A) a properly completed and executed Rights Certificate and (B) payment of the full Subscription Price for Common Shares subscribed for pursuant to the Basic Subscription and the Oversubscription Privilege as indicated herein or on the Rights Certificate.

---------------------------------------      ------------------------------
NUMBER OF COMMON SHARES UNDER THE BASIC      NUMBER OF COMMON SHARES UNDER
SUBSCRIPTION                                 THE OVERSUBSCRIPTION PRIVILEGE


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Name of Firm                                 Authorized Signature


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Address                                      Title


---------------------------------------      Name:-------------------------
Zip Code                                           (Please Type or Print)


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Telephone Number                             Date






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